Exhibit 10.5

                              INVESTMENT AGREEMENT
                        MILLENNIUM BIOTECHNOLOGIES, INC.

      This Investment Agreement (this "Agreement") is entered into as of January 11, 2001 by and between Millennium Biotechnologies, Inc., a Delaware corporation (the "Company") and David Miller (the "Investor").

                                    RECITALS

      WHEREAS, the Company is a recently formed development stage enterprise which expects to develop, produce and market nutraceutical supplements which compliment traditional therapeutic treatment of infectious diseases;

      WHEREAS, the Investor has agreed to assign, convey and deliver to the Company all formulations he has developed, made or created with respect to nutraceutical supplements (the "Assignment");

      WHEREAS, in consideration of the Assignment, the Company has agreed (i) to issue to the Investor 2,000,000 shares of the Company's common stock $.0001 par value; and (ii) to pay to the Investor a perpetual royalty based upon the sales of the Company's products.

                                    AGREEMENT

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1. Issuance of Shares. The Company shall, upon execution of this Agreement, issue to the Investor 2,000,000 shares of common stock $.00001 par value (the "Shares") which Shares shall be fully paid and non assessable.

      Section 2. Royalty. In consideration of the Assignment, the Company shall pay to the Investor, a royalty ("Royalty") which shall be based upon (a) sale of the Company's initial product offering under the name of Resurgex(TM) which Royalty shall equal the product of .033 and the gross sales of Resurgex(TM) (net of discounts and returns) in each calendar quarter; and (b) sale of any additional products ("Additional Products") for which the Royalty shall equal the product of .033 and gross profit ("Gross Profit") from sale of Additional Products in each calendar quarter. Gross Profit from sale of Additional Products shall mean the gross sales (net of discounts and returns) less the direct cost of production of such Additional Products. Direct cost of production shall mean the cost to the Company of raw materials, labor, shipping and packaging. For purposes of calculating the Royalty, a sale of Resurgex(TM) or Additional Products of the Company shall be deemed to have been consummated upon receipt of payment therefor. The Royalty shall be payable within thirty days following the end of each calendar quarter with respect to the sales completed during such calendar quarter. The Company's obligation to pay the Royalty shall be perpetual. In the event the Company shall enter into a joint venture, partnership or other form of arrangement for the manufacture, sale or marketing of Resurgex(TM) or the Additional Products, or in the event the Company shall license or sell any rights to any such products, the Company shall remain liable to the Investor for the payment of the Royalty based upon the gross sales price of Resurgex(TM) or the Gross Profit of Additional Products received by any such licensee, joint venture, partner or other successor to the Company.

      Section 3. Assignment. The Investor hereby assigns to the Company all of his right, title and interest including rights to patent and copyright, in and to all formulations, material and technology made, invented or developed by the Investor (collectively "Inventions") which Inventions relate in any way to nutraceutical supplements including and without limitation of the foregoing, the formulations, devices, material and technology relating to the product known as Resurgex(TM), and the name Resurgex. The Company is hereby granted the exclusive right to patent and trademark any such Inventions and the Investor shall execute all divisional, continuing and reissue applications to assist the Company, at the Company's expense, to obtain and to enforce such patent rights in the United States and abroad.

      Section 4. Representations and Warranties of the Company. The Company represents and warrants to the Investor as follows:

            (a) Organization and Standing.The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is qualified as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or the assets and properties owned or leased by it require such qualification.

            (b) Authorization. The Company is fully authorized to execute this Agreement, and to complete the transactions contemplated herein. This Agreement constitutes the valid and binding obligation of the Company enforceable by the Investor against the Company in accordance with its terms.

            (c) Binding Agreement. This Agreement has been duly executed and delivered and constitutes a legal, valid and binding obligation enforceable in accordance with its terms. (d) No Conflicts. The execution and delivery of this Agreement and the issuance of the Securities to the Investor as contemplated hereby will not (i) require any consent authorization or approval of or filing with any governmental entity or third party, or (ii) result in any violation of, be in conflict with or constitute a default under, the charter or by-laws of the Company or any law, statute, regulation, ordinance, contract, agreement, instrument, judgment, decree or order to which the Company is a party or by which the Company is bound.

            (e) Compliance with Securities Laws. Subject to the accuracy of the representations and warranties of the Investor contained in Section 3 hereof, the issuance of the Securities to the Investor hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities and blue sky laws.

      Section 5. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

            (a) Review of Agreement. THE INVESTOR HAS READ CAREFULLY AND UNDERSTANDS THIS AGREEMENT AND HAS CONSULTED THE INVESTOR'S OWN ATTORNEY, ACCOUNTANT OR INVESTMENT ADVISER WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR THE INVESTOR.

            (b) Long-Term Investment. The Investor understands that the Securities have not been registered under the 1933 Act and, therefore, cannot be resold unless they are subsequently registered under the 1933 Act or unless exemption from such registration is available; that the Investor is obtaining the Securities for investment for the account of the Investor and not with a view toward resale or other distribution thereof, that the Investor agrees not to resell or otherwise dispose of all or any part of the Securities acquired by the Investor except as permitted by law, including, without limitation, any regulations under the 1933 Act; that the Company does not have any intention of registering the Securities under the 1933 Act or of supplying the information which may be necessary to enable the Investor to sell any Securities; and that Rule 144 under the 1933 Act may not be available as a basis for exemption from registration of any Securities thereunder until at least one (1) year from the date of acquisition of the Securities.

      Section 6. Piggy Back Registration Rights. If the Company at any time during the exercise period of the Warrants proposes to register any of its common stock (a Registration") under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms thereto, in connection with an offer made solely to existing Security holders or employees of the Company), for sale to the public in a Public Offering, it will, on each such occasion, give prompt written notice to the Investor of its intention to do so. Upon the written request of the Investor to include-either the Shares, the shares underlying execution of the Warrant or if the Warrant has been previously exercised, the shares delivered to the Investor - (the "Registrable Securities") under such registration statement (which request shall be made within fifteen (15) Business Days after the receipt of any such notice and shall specify the Registrable Securities intended to be disposed of by the Investor), the Company will effect the registration of the Registrable Securities as part of the Registration.

      Section 4. Restrictions on Transfer.

            Legends. The Investor hereby agrees that each outstanding certificate representing the Securities acquired hereunder shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE

SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAW.

      Section 5. Miscellaneous.

            (a) This Agreement is governed by and construed in accordance with the internal laws of the State of New York (excluding its conflicts of laws principles).

            (b) The representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement.

            (c) This Agreement or any term hereof may not be amended or waived except with the written consent of the Company and the Investor.

            (d) Unless otherwise specifically provided herein, all communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile transmission to the number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

            If to the Company:  Millennium Biotechnologies, Inc.
                                One Anderson Hill Road, Suite 103
                                Bernardsville, N J 07924

            If to the Investor: David Miller
                                1748 Monroe Avenue
                                Bronx, NY 10457

            (e) This Agreement may be executed in two (2) or more counterparts, and with counterpart signature pages, each of which shall be deemed an original, and all of such counterparts together constitute but one (1) and the same agreement. One (1) or more counterparts may be delivered by facsimile with the same force and effect as an original.

      IN WITNESS WHEREOF, the parties have executed this Investment Agreement as of the date set forth above.

                                       MILLENNIUM BIOTECHNOLOGIES, INC.

                                       By: /s/ Jerry Swon
                                       --------------------------------------
                                       Name:  Jerry Swon
                                       Title: President

                                       By: /s/ David Miller
                                       --------------------------------------
                                       David Miller